                                                                 EXHIBIT 99.(AA)


                      BELCOR INC. SHAREHOLDERS' AGREEMENT

     THIS BELCOR INC. SHAREHOLDERS' AGREEMENT (this "Agreement") is made as of
                                                     ---------
June 26, 1996 by and among Coastal Capital Partners, L.P., a Delaware limited partnership ("Coastal"), Belcor Inc., a California corporation (the "Company"),
              -------                                                -------
and the Persons listed on the signature pages hereto (collectively, the

"Shareholders").
 ------------

     WHEREAS, Coastal and each Shareholder are or will be, directly or indirectly, holders of shares of common stock of the Company ("Common Stock")
                                                               ------------
and/or warrants or other instruments convertible into shares of Common Stock

("Convertible Instruments"; the Common Stock, shares of Common Stock issuable
  -----------------------
upon exercise of any Convertible Instrument (including, but not, limited to the New Caffey Warrants, the Leibsker Warrant and the New Leibsker Warrants (all as defined in the Investors' Rights Agreement or Termination Agreement) and any shares of Common Stock received subsequent to the execution of this Agreement by each Shareholder as a dividend or otherwise on their Common Stock or Convertible Instruments, together, "Shares")
                        ------

     WHEREAS, Coastal and the Shareholders desire to secure the election of the nominees of Coastal to the Board of Directors of the Company; and

     WHEREAS, Coastal has entered into an Amended and Restated Investors' Rights Agreement ("Investors' Rights Agreement"), dated as of June 26, 1996, with the
            ---------------------------
Company, Donald Leibsker and M. Douglas Caffey under which Coastal will make a substantial capital contribution to the Company; and a condition of closing the Investors' Rights Agreement is the execution and delivery by the Shareholders and the Company of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  VOTING AGREEMENT REGARDING SHARES.
         ---------------------------------

          1.1 Agreement to Vote. Each Shareholder agrees on behalf of himself or
              -----------------
herself and any of the following persons to whom the Shareholder may transfer Shares (or his Convertible Instruments): (a) a member of his or her immediate family; (b) a trust established by the Shareholder for the benefit of the Shareholder or his or her immediate family by gift or inheritance; or (c) a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Shareholder (individually, an "Affiliated Transferee") to hold all of the Shares (and Convertible Instruments) now held or subsequently acquired registered in his or her name subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

          1.2 Board of Directors. Each Shareholder shall vote his or her Shares
              ------------------
(or shall consent pursuant to an action by written consent of the Company's shareholders) so as to elect nominees designated by Coastal, its successors, affiliates or assigns to all of the positions on the Company's then existing Board of Directors; and, in the event that any designated director shall not complete his term of office as a director and a successor director is to be elected, each Shareholder shall vote his or her Shares to elect as such successor director a nominee designated by Coastal, its successors, affiliates or assigns .

          1.3 Removal. On all matters relating to the removal of directors of
              -------
the Company, each Shareholder shall vote his or her Shares (or shall consent pursuant to an action by written consent of the Company's shareholders) to ensure that no director of the Company may be removed from the Board, with or without cause, except upon the prior written authorization or request of Coastal.

          1.4 Conflicting Charter or By-Law Provisions. Each Shareholder shall
              ----------------------------------------
vote his or her Shares (or shall consent pursuant to an action by written consent of the Company's shareholders), and shall take all other action necessary, to ensure that the Articles of Incorporation and By-Laws of the Company facilitate and do not at any time conflict with the provisions of this Agreement.

          1.5 Approval of Transactions. Each Shareholder shall vote his or her
              ------------------------
Shares (or shall consent pursuant to an action by written consent of the Company's shareholders) on any issue put to the vote of the Company's shareholders in the manner which the Board of Directors of the Company recommends.

          1.6 Rights Assignable. Coastal may assign its rights and benefits
              -----------------
under this Agreement to any person that acquires shares of Common Stock from Coastal.

     2.   CONDITION PRECEDENT; TERMINATION.
          --------------------------------

          2.1 Condition Precedent to Obligations. The obligation of each party
              ----------------------------------
to this Agreement to perform its obligations under this Agreement shall be subject to the consummation and performance of the transactions contemplated by that certain Amended and Restated Termination Agreement, dated as of June 26, 1996, between the Company and Belcor (the "Termination Agreement").
                                           ---------------------

          2.2 Termination of Rights regarding the Company. The rights of Coastal
              -------------------------------------------
and the Shareholders under this Agreement shall terminate upon the earliest to occur of (i) with respect any individual Shareholder, the date on which such Shareholder or any

Affiliated Transferee no longer owns any Shares, (ii) the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company's assets to, another corporation, unless the shareholders of the Company shall own at least 51% of the capital stock of such other corporation immediately after such merger, consolidation or sale, or (iii) the date two years from the closing of the Termination Agreement.

     3.  LEGEND.
         ------

          3.1 Legend. Each certificate representing Shares owned by any
              ------
Shareholder or transferred to any Affiliated Transferee shall be endorsed with the following legend:

     "THE VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS' AGREEMENT BY AND AMONG CERTAIN HOLDERS OF COMMON STOCK OF THE CORPORATION. BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH SHAREHOLDERS' AGREEMENT. COPIES OF SUCH SHAREHOLDERS' AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE CORPORATION."

          3.2 Legend Removal. The legend referred to in Section 3.1 shall be
              --------------
removed (i) from every certificate upon termination of this Agreement in accordance with the provisions of Section 2 above or (ii) from any certificate representing Shares owned by any Shareholder or transferred to any Affiliated Transferee that are transferred to a person other than a signatory to this Agreement.

          3.3 Cooperation with Filings. Each Shareholder shall cooperate fully
              ------------------------
with Coastal and the Company with regard to any filings required under the Securities and Exchange Act of 1934, as amended, or any other federal or state securities law, rule or regulation, relative to such Shareholder's participation in this Agreement, which cooperation shall include, without limitation, the prompt response to written requests for information. Each Shareholder hereby agrees to indemnify and hold harmless Coastal and the Company and their respective officers, directors, employees, shareholders and agents from and against any and all losses, damages, costs and expenses (including attorney's fees and other costs) and liabilities due or arising out of information such Shareholder shall provide to Coastal and the Company pursuant to this Section
3.3 but only if such information included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4.  MISCELLANEOUS.
         -------------

          4.1 Representations.  Each of the parties hereto represents that this
              ---------------
Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement.

          4.2 Specific Performance. The parties hereto agree that irreparable
              --------------------
damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof, that money damages shall be inadequate for such breach, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          4.3 Amendments and Waivers. Any term of this Agreement may be amended
              ----------------------
and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.

          4.4 Notices. All notices and other communications provided for herein
              -------
shall be in writing and shall be delivered by hand, telecopied or sent by overnight, certified or registered mail, return receipt requested, postage prepaid, addressed in the manner set forth on the signature pages of this Agreement (or to such other address for a party as shall be specified in a notice given in accordance with this Section 4.4). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery or telecopied, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

          4.5 Benefit; Successors and Assigns. Except as otherwise provided
              -------------------------------
herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

          4.6 Miscellaneous. This Agreement sets forth the entire agreement and
              -------------
understanding among the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, regardless of any investigation made by any party hereto or on such party's behalf. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

          4.7 Severability. If any provisions of this Agreement shall be deemed
              ------------
invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction, or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity, enforceability or effect the other provisions of this Agreement this Agreement, and this Agreement shall be construed as if the invalid or unenforceable provision were not contained herein, and the rights and obligations of the parties shall be construed and enforced accordingly.

          4.8 Amendments and Waivers. Neither this Agreement nor any term hereof
              ----------------------
may be amended, waived, discharged or terminated other than by a written instrument signed by Shareholders holding a majority of the Shares.

         4.9 Counterparts. This Agreement may be executed in any number of
             ------------
counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

          4.10 Governing Law. The agreement shall be governed by an construed in
               -------------
accordance with the laws of the state of California without regard to the choice of law provisions thereof.

          4.11 Joint Filing Agreement and Power of Attorney. In connection with
               --------------------------------------------
the execution of this agreement and required filings of Schedule 13D with the Securities and Exchange Commission, each Shareholder shall execute a Joint Filing Agreement and Power of Attorney, substantially in the form attached hereto as Exhibit A-1

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have cause this Shareholders' Agreement to be executed and delivered as of the date first above written.


                                 COASTAL CAPITAL PARTNERS, L.P.

                                 By:  Coastal Capital Partners,
                                       Inc., as General Partner

                                 By: ____________________________
                                       Andrew K. Simpson
                                       Chief Executive Officer

                                 Address:  101 Morgan Lane
                                           Suite 180
                                           Plainsboro, NJ  08536



SHAREHOLDERS



By:   /s/ Donald Leibsker
    -----------------------------
     Donald Leibsker

Address:  2856 Greenleaf
          Chicago, ILL  60645



By:   /s/ M. Douglas Caffey
    -----------------------------
     M. Douglas Caffey

Address:  2605 St. Simons
          Tustin, CA 92680

                                  EXHIBIT A-1
                                  -----------
                             JOINT FILING AGREEMENT


     This Agreement is entered into by and among Coastal Capital Partners, L.P., a Delaware limited partnership, Coastal Capital Partners, Inc., a Delaware corporation, Philip L. Yang, Jr., an individual, Michael Y. Gan, an individual, Theresa C. Morris, an individual, Donald Leibsker, an individual, and M. Douglas Caffey, an individual.

     Each of the persons named above hereby agrees that the Amendment No. 5 to
Schedule 13D of _______________, 1996 and to which this Agreement is attached as an exhibit, which is to be filed with the Securities and Exchange Commission, is to be filed on behalf of each such person.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement this 26th day of June, 1996.


                                       COASTAL CAPITAL PARTNERS, L.P.



- ------------------------------        By:  Coastal Capital Partners, Inc.
Andrew K. Simpson, as attorney-             as General Partner
in-fact for Michael Y. Gan
                                      By:________________________________
                                           Andrew K. Simpson
- ------------------------------             Chief Executive Officer
Andrew K. Simpson, as attorney-
in-fact for Theresa C. Morris
                                      COASTAL CAPITAL PARTNERS, INC.

- ------------------------------
Andrew K. Simpson, as attorney-       By:____________________________
fact for Philip L. Yang                   Andrew K. Simpson
                                          Chief Executive Officer

- ------------------------------
Andrew K. Simpson, as attorney-
fact for Donald Leibsker


- ------------------------------
Andrew K. Simpson, as attorney-
fact for M. Douglas Caffey

                                 EXHIBIT A-1.1
                                 -------------
                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Andrew K. Simpson, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Amendment No. 5 to Schedule 13D, dated ________________, 1996, and to which this Power of Attorney is attached as an exhibit, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming his signature as it may be signed by said attorney-in-fact and agent, or his substitutes, to any and all amendments to said Schedule 13D.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement this 26th day of June, 1996.



                                  -------------------------------
                                       [Signing Shareholder]